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                                  EXHIBIT 21





                          SUBSIDIARY OF THE REGISTRANT



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                                   EXHIBIT 21

                          SUBSIDIARY OF THE REGISTRANT


         The following table sets forth the subsidiary of First McMinnville Corporation at December 31, 1996. Such subsidiary is wholly owned by the Company and it is included in the Company's consolidated financial statements:


                                                     Jurisdiction                      Percentage of
                                                          of                         Voting Securities
    Subsidiary                                      Incorporation                          Owned
    ----------                                      -------------                          -----
The First National Bank of McMinnville                 Federal                              100%